UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2008

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, Teradyne, Inc. (“Teradyne”) entered into amended Executive Officer Change in Control Agreements (“Amended CIC Agreements”) with each of Michael A Bradley, Chief Executive Officer and President, Gregory R. Beecher, V.P. and Chief Financial Officer, Eileen Casal, V.P. and General Counsel, Jeffrey R. Hotchkiss, President of the Systems Test Division, and Mark E. Jagiela, President of the Semiconductor Test Division. The Amended CIC Agreements modified previously existing Executive Officer Change in Control Agreements in the following respects:

•	Addition of 409A Compliance Language. Language required for compliance with Section 409A of the Internal Revenue Code of 1986 as amended (“Section 409A”) was added to the agreements.

•

Addition of Non-Compete and Non-Solicit Provisions. A two year post-employment non-competition provision and a two year post-employment customer and employee non-solicitation provision were added to the agreements.

In addition, Mr. Bradley’s Amended CIC Agreement modified his previously existing Executive Officer Change in Control Agreement as follows:

•

Moved Existing Change in Control Provisions to his Change in Control Agreement. Mr. Bradley’s existing Agreement Regarding Termination Benefits (“Separation Agreement”) contained provisions for the continuation of salary payments and health, dental and vision plan insurance coverage for two years upon his termination of employment in specified instances, including a termination related to a defined change of control event. As a result, Mr. Bradley’s previously existing Executive Officer Change in Control Agreement did not contain provisions for the continuation of salary payments and benefit coverage relating to a defined change in control event because these provisions were already provided for in Mr. Bradley’s Separation Agreement. In furtherance of Teradyne’s objective to have all change in control provisions in one agreement and to ensure consistency among all executive officers in the event of a change in control including the existence of a good reason provision, the provisions in Mr. Bradley’s Separation Agreement that would be applicable upon a defined change in control event have been moved to Mr. Bradley’s Amended CIC Agreement. This amendment did not increase the amount of salary payments or benefit coverage already provided to Mr. Bradley.

In addition, Mr. Bradley’s Separation Agreement was amended as follows:

•	Addition of 409A Compliance Language. Language required for compliance with Section 409A was added to the agreement.

•

Addition of Equity Vesting Provision. A provision was added to provide Mr. Bradley with continued vesting of equity awards for the two year salary continuation period following his termination by the Company for any reason other than death, disability, or Cause, subject to Mr. Bradley’s continued performance of his two year post employment customer and employee non-hire and non-solicitation provision and his two year post employment non-competition provision. This provision was added to his agreement to enhance the enforceability of the existing non-hire, non-solicitation and non-competition provisions in the agreement and further to provide Separation Agreement terms consistent with peer companies and competitors.

The foregoing description of the Amended CIC Agreements, including Mr. Bradley’s agreement, is qualified in all respects by reference to the Amended and Restated Executive Officer Change in Control Agreements, which are attached hereto as Exhibits 99.1 through 99.5 hereto and incorporated herein. The foregoing description of Mr. Bradley’s Separation Agreement is qualified in all respects by reference to the Amended and Restated Agreement Regarding Termination Benefits which is attached hereto as Exhibit 99.6 hereto and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Gregory R. Beecher dated December 30, 2008.

99.2	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Eileen Casal dated December 30, 2008.

99.3	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Jeffrey R. Hotchkiss dated December 30, 2008.

99.4	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Mark E. Jagiela dated December 30, 2008.

99.5	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Michael A. Bradley dated December 30, 2008.

99.6	Amended and Restated Agreement Regarding Termination Benefits between Teradyne, Inc. and Michael A. Bradley dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: January 6, 2009	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Gregory R. Beecher dated December 30, 2008.

99.2	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Eileen Casal dated December 30, 2008.

99.3	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Jeffrey R. Hotchkiss dated December 30, 2008.

99.4	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Mark E. Jagiela dated December 30, 2008.

99.5	Amended and Restated Executive Officer Change in Control Agreement between Teradyne, Inc. and Michael A. Bradley dated December 30, 2008.

99.6	Amended and Restated Agreement Regarding Termination Benefits between Teradyne, Inc. and Michael A. Bradley dated December 30, 2008.

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